Press Release For immediate release Brandon Burke, Investor Relations Graham Galt, Media Relations 404-439-3468 404-439-3070

Invesco Reports Results for the Three Months Ended September 30, 2016

Continued strong, long-term investment performance
Long-term net inflows of $12.2 billion
Annualized long-term organic growth rate of 7.1%
Operating margin of 25.5%; adjusted operating margin of 39.7%
Diluted EPS of $0.58; adjusted diluted EPS of $0.60

Atlanta, October 27, 2016 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended September 30, 2016.

“Our continued focus on clients and running a disciplined business helped us, in a challenging business environment, achieve robust long-term net inflows of $12.2 billion during the quarter, driven by solid retail and institutional demand across active and passive capabilities,” said Martin L. Flanagan, president and CEO. “We also returned $176 million to shareholders during the third quarter through dividends and buybacks.”

	Q3-16		Q2-16		Q3-16 vs. Q2-16	Q3-15		Q3-16 vs. Q3-15

U.S. GAAP Financial Measures
Operating revenues	$1,201.6	m	$1,189.4	m	1.0%	$1,273.5	m	(5.6)%
Operating income	$306.3	m	$301.5	m	1.6%	$352.7	m	(13.2)%
Operating margin	25.5%		25.3%			27.7%
Net income attributable to Invesco Ltd.	$241.2	m	$225.5	m	7.0%	$249.3	m	(3.2)%
Diluted EPS	$0.58		$0.54		7.4%	$0.58		—%

Adjusted Financial Measures(1)
Net revenues	$854.7	m	$856.6	m	(0.2)%	$903.0	m	(5.3)%
Adjusted operating income	$339.3	m	$330.4	m	2.7%	$373.4	m	(9.1)%
Adjusted operating margin	39.7%		38.6%			41.4%
Adjusted net income attributable to Invesco Ltd.	$246.2	m	$233.0	m	5.7%	$261.4	m	(5.8)%
Adjusted diluted EPS	$0.60		$0.56		7.1%	$0.61		(1.6)%

Assets Under Management
Ending AUM	$820.2	bn	$779.6	bn	5.2%	$755.8	bn	8.5%
Average AUM	$814.1	bn	$784.5	bn	3.8%	$788.9	bn	3.2%
(1) The adjusted financial measures are all non-GAAP financial measures. See the information on pages 8 through 10 for a reconciliation to their most directly comparable U.S. GAAP measures.

Assets Under Management

Total assets under management (AUM) at September 30, 2016, were $820.2 billion (June 30, 2016: $779.6 billion), an increase of $40.6 billion during the third quarter. Total net inflows were $19.2 billion for the third quarter, as detailed below:

Summary of net flows (in billions)	Q3-16	Q2-16	Q3-15
Active	$8.3	$—	($1.6)
Passive	3.9	4.5	(2.3)
Long-term net flows	12.2	4.5	(3.9)
Invesco PowerShares QQQ	1.1	(3.8)	(0.9)
Money market	5.9	2.0	(1.5)
Total net flows	$19.2	$2.7	($6.3)

Annualized long-term organic growth rate*	7.1%	2.6%	(2.2%)

*Annualized long-term organic growth rate is calculated using long-term net flows (annualized) divided by opening long-term AUM for the period. Long-term AUM excludes institutional money market AUM and PowerShares QQQ AUM.

Long-term net flows during the third quarter included a $6.5 billion inflow from the State of Rhode Island 529 mandate. Net market gains led to increases of $23.6 billion in AUM during the third quarter, compared to market gains of $10.7 billion in the second quarter 2016. Foreign exchange rate movements led to a $2.2 billion decrease in AUM during the third quarter, compared to a $7.7 billion decrease in the second quarter 2016. Average AUM during the third quarter were $814.1 billion, compared to $784.5 billion for the second quarter 2016, an increase of 3.8%. Further analysis is included in the supplementary schedules to this release.

Operating Results

This section discusses the company's third quarter 2016 results, as compared to the second quarter 2016, and comments on significant items that have impacted the company's results as presented in accordance with U.S. GAAP.

Operating revenues increased $12.2 million (1.0%) to $1,201.6 million in the third quarter, from $1,189.4 million in the second quarter 2016. The change was primarily due to increased investment management fees, offset by lower performance fees and other revenues. Foreign exchange rate changes decreased third quarter operating revenues by $23.1 million compared to the second quarter 2016.

Investment management fees increased $19.2 million (2.0%) to $965.9 million in the third quarter, from $946.7 million in the second quarter 2016. The increase reflects the higher average AUM during the third quarter compared to the second quarter 2016 partially offset by the impact of changes in the AUM product and currency mix. The average Pound Sterling exchange rate for Q3 was 1.3136 compared to 1.4346 for Q2 2016, an 8.4% devaluation. Foreign exchange rate changes decreased third quarter management fees by $22.8 million when compared to the second quarter 2016. The capital management discussion below includes details of our Pound Sterling hedge.

Service and distribution fees increased $10.0 million (4.9%) to $213.4 million in the third quarter, from $203.4 million in the second quarter 2016. The increase in service and distribution fees reflects the higher average AUM for products that receive these fees in the third quarter. Foreign exchange rate changes decreased third quarter service and distribution fees by $0.1 million when compared to the second quarter 2016.

Performance fees were $3.4 million in the third quarter, compared to $8.9 million in the second quarter 2016. Foreign exchange rate changes decreased third quarter performance fees by $0.1 million when compared to the second quarter 2016.

Other revenues decreased by $11.5 million (37.8%) to $18.9 million in the third quarter, compared to $30.4 million in the second quarter 2016 primarily due to a decrease of $7.3 million in transaction fees from real estate and a $2.0 million decrease in transactional sales charges from unit investment trust products. Foreign exchange rate changes decreased other revenues by $0.1 million in the third quarter when compared to the second quarter 2016.

Operating expenses increased $7.4 million (0.8%) to $895.3 million in the third quarter, from $887.9 million in the second quarter 2016, primarily related to increased third-party distribution, service and advisory costs. Business optimization charges were $11.7 million in the third quarter, compared to $10.3 million in the second quarter ($28.8 million year-to date and $45.0 since inception of this initiative). As of the end of the third quarter 2016, this initiative has produced annualized run-rate expense savings of $13.9 million. Foreign exchange rate changes decreased third quarter operating expenses by $12.9 million when compared to the second quarter 2016.

Third-party distribution, service and advisory expenses increased by $13.7 million (3.9%) to $362.1 million in the third quarter from $348.4 million in the second quarter 2016, consistent with the revenues derived from the increase in related retail AUM. Foreign exchange rate changes decreased third-party distribution, service and advisory expenses by $4.7 million in the third quarter when compared to the second quarter 2016.

Employee compensation expenses decreased by $5.2 million (1.5%) to $345.1 million in the third quarter, from $350.3 million in the second quarter 2016. Staff severance costs related to business optimization were $5.8 million in the third quarter compared to $4.4 million in the second quarter. Foreign exchange rate changes decreased third quarter employee compensation expenses by $5.2 million when compared to the second quarter 2016.

Marketing expenses decreased by $1.9 million (6.7%) to $26.4 million in the third quarter, from $28.3 million in the second quarter 2016 reflecting a reduction in client events. Foreign exchange rate changes decreased third quarter marketing expenses by $0.3 million when compared to the second quarter 2016.

Property, office and technology expenses decreased $4.1 million (5.0%) to $78.2 million in the third quarter, from $82.3 million in the second quarter 2016. The decrease includes a $3.4 million credit recorded in the third quarter associated with a vacated leased property. Foreign exchange rate changes decreased third quarter property, office and technology expenses by $1.0 million when compared to the second quarter 2016.

General and administrative expenses increased $4.9 million (6.2%) to $83.5 million in the third quarter, from $78.6 million in the second quarter 2016. General and administrative expenses for the second quarter included a regulatory settlement credit of $4.9 million that did not recur in the third quarter. The third quarter included $5.4 million of professional services fees related to the business optimization initiative compared to $5.5 million in the second quarter 2016. Foreign exchange rate changes decreased third quarter general and administrative expenses by $1.7 million when compared to the second quarter 2016.

Equity in earnings of unconsolidated affiliates increased $0.9 million to $5.5 million in the third quarter from $4.6 million in the second quarter 2016. Non-operating other income and expenses in the third quarter also included a $39.0 million consolidated investment product (CIP) net gain comprised of market-driven gains and losses of investments held by the consolidated funds and net interest income of CIP (second quarter 2016: $37.9 million gain).

Other gains and losses, net was a net gain in the third quarter of $16.2 million compared to a net loss of $4.2 million in the second quarter. The components and variances are included in the table below:

Summary of Other gains and losses, net (in millions)	Q3-16	Q2-16	Change
Investment gains/(losses)	$3.3	$0.4	$2.9
Market valuation gains/(losses) in deferred compensation plan investments	7.3	3.6	3.7
Market valuation gains/(losses) on acquisition-related contingent consideration	5.3	(15.1)	20.4
Market valuation gains/(losses) on foreign exchange hedge contracts	0.9	6.6	(5.7)
Foreign exchange gains/(losses) on intercompany loans	(0.6)	0.3	(0.9)
	$16.2	($4.2)	$20.4

The acquisition-related contingent consideration gains and losses relate to the investment management contracts acquired from Deutsche Bank in the first quarter of 2015. The foreign exchange hedge contract gains and losses reflect the mark to market of all the open put option contracts. Further details of these foreign exchange hedge contracts are given below in the capital management section.

The effective tax rate decreased to 26.0% for the third quarter, from 26.1% for the second quarter 2016. The impact of the inclusion of non-controlling interests in CIP decreased our effective tax rate by 1.1% for the third quarter, compared to a decrease of 1.0% for the second quarter 2016. Third quarter 2016 included a 0.2% rate increase and second quarter 2016 included a 0.5% rate decrease as a result of adjustments related to changes in the fair value of contingent consideration discussed above.

Capital Management

As of September 30, 2016, the company's cash and cash equivalents were $1,581.3 million, with long-term debt of $2,073.2 million. The credit facility balance was zero at both September 30, 2016 and June 30, 2016.

Dividends paid in the third quarter were $115.7 million. Today the company is announcing a third-quarter cash dividend of 28.0 cents. The dividend is payable on December 5, 2016, to shareholders of record at the close of business on November 15, 2016, with an ex-dividend date of November 11, 2016.

During the third quarter the company repurchased $60.0 million of its common shares. This included the conclusion on September 6, 2016 of a $150.0 million accelerated share repurchase (ASR) agreement announced on June 30, 2016 that, in total, delivered 5.3 million shares at a weighted average share price of $28.35. Of the $150.0 million ASR, $120.0 million was repurchased in the second quarter. In addition to the ASR, a further $30.0 million of the company's common shares were repurchased on the open market during the third quarter, representing 1.0 million shares at a weighted average share price of $30.96. The diluted share count at September 30, 2016 was 411.7 million.

In early October 2016 the company received $4.9 million from the third quarter's Pound Sterling - U.S. Dollar hedge contract. As previously disclosed, during the third quarter the company entered into additional put option contracts to hedge 75% of the Pound Sterling-based operating income and 75% of the Euro-based operating income through to the end of 2017. These new put option contracts are set at a strike level of $1.2496 (Pound Sterling) and 1.0719 (Euro).

Headcount

As of September 30, 2016, the company had 6,812 employees, compared to 6,796 employees as of June 30, 2016.

# # #

Invesco is an independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. NYSE: IVZ; www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, October 27, 2016, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-617-1526 for U.S. and Canadian callers or 1-210-795-0624 for international callers. An audio replay of the conference call will be available until Thursday, November 10, 2016 at 5:00 p.m. ET by calling 1-800-889-9139 for U.S. and Canadian callers or 1-402-220-9120 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, geopolitical events and their potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q3-16	Q2-16	% Change	Q3-15	% Change
Operating revenues:
Investment management fees	$965.9	$946.7	2.0%	$1,016.9	(5.0)%
Service and distribution fees	213.4	203.4	4.9%	214.8	(0.7)%
Performance fees	3.4	8.9	(61.8)%	15.6	(78.2)%
Other	18.9	30.4	(37.8)%	26.2	(27.9)%
Total operating revenues	1,201.6	1,189.4	1.0%	1,273.5	(5.6)%
Operating expenses:
Third-party distribution, service and advisory	362.1	348.4	3.9%	392.3	(7.7)%
Employee compensation	345.1	350.3	(1.5)%	337.6	2.2%
Marketing	26.4	28.3	(6.7)%	24.9	6.0%
Property, office and technology	78.2	82.3	(5.0)%	79.0	(1.0)%
General and administrative	83.5	78.6	6.2%	87.0	(4.0)%
Total operating expenses	895.3	887.9	0.8%	920.8	(2.8)%
Operating income	306.3	301.5	1.6%	352.7	(13.2)%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	5.5	4.6	19.6%	8.2	(32.9)%
Interest and dividend income	2.6	2.5	4.0%	2.4	8.3%
Interest expense	(23.9)	(22.1)	8.1%	(20.4)	17.2%
Other gains and losses, net	16.2	(4.2)	N/A	0.9	N/A
Other income/(expense) of CIP, net	39.0	37.9	2.9%	1.5	N/A
Other income/(expense) of CSIP, net	—	—	N/A	(3.6)	N/A
Income before income taxes	345.7	320.2	8.0%	341.7	1.2%
Income tax provision	(89.8)	(83.7)	7.3%	(100.4)	(10.6)%
Net income	255.9	236.5	8.2%	241.3	6.1%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(14.7)	(11.0)	33.6%	8.0	N/A
Net income attributable to Invesco Ltd.	$241.2	$225.5	7.0%	$249.3	(3.2)%
Earnings per share:
---basic	$0.58	$0.54	7.4%	$0.58	—%
---diluted	$0.58	$0.54	7.4%	$0.58	—%

Average shares outstanding:
---basic	412.6	418.9	(1.5)%	428.8	(3.8)%
---diluted	412.9	419.1	(1.5)%	429.1	(3.8)%

Invesco Ltd.
Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Nine months ended September 30,
	2016	2015	% Change
Operating revenues:
Investment management fees	$2,826.2	$3,074.0	(8.1)%
Service and distribution fees	614.5	647.8	(5.1)%
Performance fees	26.8	69.1	(61.2)%
Other	72.2	92.3	(21.8)%
Total operating revenues	3,539.7	3,883.2	(8.8)%
Operating expenses:
Third-party distribution, service and advisory	1,057.7	1,204.7	(12.2)%
Employee compensation	1,039.8	1,045.7	(0.6)%
Marketing	79.6	81.3	(2.1)%
Property, office and technology	240.4	230.7	4.2%
General and administrative	240.0	266.0	(9.8)%
Total operating expenses	2,657.5	2,828.4	(6.0)%
Operating income	882.2	1,054.8	(16.4)%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	(2.1)	32.0	N/A
Interest and dividend income	8.7	7.5	16.0%
Interest expense	(69.9)	(58.7)	19.1%
Other gains and losses, net	7.3	(5.2)	N/A
Other income/(expense) of CIP, net	69.4	39.1	77.5%
Other income/(expense) of CSIP, net	—	10.9	N/A
Income before income taxes	895.6	1,080.4	(17.1)%
Income tax provision	(245.4)	(311.1)	(21.1)%
Net income	650.2	769.3	(15.5)%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(22.5)	(3.1)	625.8%
Net income attributable to Invesco Ltd.	$627.7	$766.2	(18.1)%
Earnings per share:
---basic	$1.51	$1.78	(15.2)%
---diluted	$1.51	$1.78	(15.2)%

Average shares outstanding:
---basic	416.7	430.9	(3.3)%
---diluted	417.0	431.3	(3.3)%

Invesco Ltd.
Non-GAAP Information and Reconciliations

We are presenting the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income, adjusted operating margin, adjusted net income attributable to Invesco Ltd., and adjusted diluted EPS. We believe these non-GAAP measures provide greater transparency into our business on an ongoing operations basis and allow more appropriate comparisons with industry peers. Management uses these performance measures to evaluate the business and for internal management reporting. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income, operating margin, net income attributable to Invesco Ltd., and diluted EPS. Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

The following are reconciliations between the presented non-GAAP measures and the most directly comparable U.S. GAAP measures. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company' non-GAAP performance measures. In addition, a reconciliation of adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP operating expense lines to provide further analysis of the non-GAAP adjustments.

Reconciliation of Operating revenues to Net revenues:

in millions	Q3-16	Q2-16	Q3-15
Operating revenues, U.S. GAAP basis	1,201.6	1,189.4	1,273.5
Proportional share of revenues, net of third-party distribution, service and advisory expenses, from joint venture investments	9.5	10.5	12.3
Third party distribution, service and advisory expenses	(362.1)	(348.4)	(392.3)
CIP	5.7	5.1	9.5
Net revenues	854.7	856.6	903.0

Reconciliation of Operating income to Adjusted operating income:

in millions	Q3-16	Q2-16	Q3-15
Operating income, U.S. GAAP basis	306.3	301.5	352.7
Proportional share of net operating income from joint venture investments	3.0	4.2	4.2
CIP	13.1	13.0	18.2
Business combinations	4.5	4.5	2.7
Compensation expense related to market valuation changes in deferred compensation plans	4.1	1.8	(4.4)
Business optimization expenses	11.7	10.3	—
Vacated property lease credit	(3.4)	—	—
Regulatory-related (credits)/charges	—	(4.9)	—
Adjusted operating income	339.3	330.4	373.4

Operating margin (1)	25.5%	25.3%	27.7%
Adjusted operating margin (2)	39.7%	38.6%	41.4%

Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.

in millions	Q3-16	Q2-16	Q3-15
Net income attributable to Invesco Ltd., U.S. GAAP basis	241.2	225.5	249.3
CIP, eliminated upon consolidation	(3.2)	(8.0)	13.2
Business combinations:
Changes in the fair value of contingent consideration	(5.3)	15.1	(18.4)
Other business combination-related adjustments	4.5	4.5	2.7
Deferred compensation plan market valuation changes and dividend income less compensation expense	(3.5)	(2.0)	7.4
Business optimization expenses	11.7	10.3	—
Vacated property lease credit	(3.4)	—	—
Regulatory-related (credits)/charges	—	(4.9)	—
Foreign exchange hedge	2.2	(8.4)	(1.6)
Taxation:
Taxation on business combinations	6.2	(1.7)	11.4
Taxation on deferred compensation plan market valuation changes and dividend income less compensation expense	1.1	0.7	(2.6)
Taxation on business optimization charges	(3.7)	(3.2)	—
Taxation on vacated property lease credit	0.7	—	—
Taxation on regulatory-related (credits)/charges	(1.4)	1.9	—
Taxation on foreign exchange hedge	(0.9)	3.2	—
Adjusted net income attributable to Invesco Ltd. (3)	246.2	233.0	261.4

Average shares outstanding - diluted	412.9	419.1	429.1
Diluted EPS	$0.58	$0.54	$0.58
Adjusted diluted EPS (4)	$0.60	$0.56	$0.61
____________

(1)	Operating margin is equal to operating income divided by operating revenues.

(2)	Adjusted operating margin is equal to adjusted operating income divided by net revenues.

(3)	The effective tax rate on adjusted net income attributable to Invesco Ltd. is 26.5% (second quarter 2016: 26.5%; third quarter 2015: 26.5%).

(4)
Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted shares outstanding. There is no difference between the calculated earnings per share amounts presented above and the calculated earnings per share amounts under the two class method.

Reconciliation of Operating expenses to Adjusted operating expenses:

in millions	Q3-16	Q2-16	Q3-15
Operating expenses, U.S. GAAP basis	895.3	887.9	920.8
Proportional share of revenues, net of third-party distribution expenses, from joint venture investments	6.5	6.3	8.1
Third party distribution, service and advisory expenses	(362.1)	(348.4)	(392.3)
CIP	(7.4)	(7.9)	(8.7)
Business combinations	(4.5)	(4.5)	(2.7)
Compensation expense related to market valuation changes in deferred compensation plans	(4.1)	(1.8)	4.4
Business optimization	(11.7)	(10.3)	—
Vacated property lease credit	3.4	—	—
Regulatory-related credits/(charges)	—	4.9	—
Adjusted operating expenses	515.4	526.2	529.6

Employee compensation, U.S. GAAP basis	345.1	350.3	337.6
Proportional consolidation of joint ventures	4.7	4.1	4.9
Business combinations	(0.8)	(0.3)	—
Market appreciation/depreciation of deferred compensation awards	(4.1)	(1.8)	4.4
Business optimization	(5.8)	(4.4)	—
Adjusted employee compensation	339.1	347.9	346.9

Marketing, U.S. GAAP basis	26.4	28.3	24.9
Proportional consolidation of joint ventures	0.4	0.7	0.9
Adjusted marketing	26.8	29.0	25.8

Property, office and technology, U.S. GAAP basis	78.2	82.3	79.0
Proportional consolidation of joint ventures	1.0	0.9	0.9
Business optimization	(0.5)	(0.4)	—
Vacated property lease credit	3.4	—	—
Adjusted property, office and technology	82.1	82.8	79.9

General and administrative, U.S. GAAP basis	83.5	78.6	87.0
Proportional consolidation of joint ventures	0.4	0.6	1.4
Business combinations	(3.7)	(4.2)	(2.7)
CIP	(7.4)	(7.9)	(8.7)
Business optimization	(5.4)	(5.5)	—
Regulatory-related credits/(charges)	—	4.9	—
Adjusted general and administrative	67.4	66.5	77.0

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q3-16		Q2-16		% Change	Q3-15
Beginning Assets	$779.6		$771.5		1.0%	$803.6
Long-term inflows	51.7		45.8		12.9%	43.5
Long-term outflows	(39.5)		(41.3)		(4.4)%	(47.4)
Long-term net flows	12.2		4.5		171.1%	(3.9)
Net flows in Invesco PowerShares QQQ fund	1.1		(3.8)		N/A	(0.9)
Net flows in institutional money market funds	5.9		2.0		195.0%	(1.5)
Total net flows	19.2		2.7		611.1%	(6.3)
Market gains and losses/reinvestment	23.6		10.7		120.6%	(35.6)
Acquisitions/dispositions, net	—		2.4		(100.0)%	—
Foreign currency translation	(2.2)		(7.7)		(71.4)%	(5.9)
Ending Assets	$820.2		$779.6		5.2%	$755.8

Average long-term AUM	$705.9		$681.8		3.5%	$685.5
Ending long-term AUM	$711.5		$681.7		4.4%	$657.3
Average AUM	$814.1		$784.5		3.8%	$788.9

Gross revenue yield on AUM(a)	59.8	bps	61.3	bps		65.1	bps
Gross revenue yield on AUM before performance fees(a)	59.6	bps	60.9	bps		64.3	bps
Net revenue yield on AUM(b)	42.0	bps	43.7	bps		45.8	bps
Net revenue yield on AUM before performance fees(b)	41.8	bps	43.2	bps		44.9	bps

(in billions)	Total AUM	Active(e)	Passive(e)
June 30, 2016	$779.6	$646.1	$133.5
Long-term inflows	51.7	39.9	11.8
Long-term outflows	(39.5)	(31.6)	(7.9)
Long-term net flows	12.2	8.3	3.9
Net flows in Invesco PowerShares QQQ fund	1.1	—	1.1
Net flows in institutional money market funds	5.9	6.0	(0.1)
Total net flows	19.2	14.3	4.9
Market gains and losses/reinvestment	23.6	18.7	4.9
Acquisitions/dispositions, net	—	—	—
Foreign currency translation	(2.2)	(2.2)	—
September 30, 2016	$820.2	$676.9	$143.3

Average AUM	$814.1	$673.1	$141.0
Gross revenue yield on AUM(a)	59.8bps	69.3bps	15.3bps
Net revenue yield on AUM(b)	42.0bps	47.6bps	15.3bps

By channel: (in billions)	Total	Retail	Institutional
June 30, 2016	$779.6	$504.3	$275.3
Long-term inflows	51.7	40.3	11.4
Long-term outflows	(39.5)	(31.5)	(8.0)
Long-term net flows	12.2	8.8	3.4
Net flows in Invesco PowerShares QQQ fund	1.1	1.1	—
Net flows in institutional money market funds	5.9	—	5.9
Total net flows	19.2	9.9	9.3
Market gains and losses/reinvestment	23.6	20.2	3.4
Acquisitions/dispositions, net	—	—	—
Foreign currency translation	(2.2)	(2.3)	0.1
September 30, 2016	$820.2	$532.1	$288.1

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
June 30, 2016	$779.6	$348.8	$196.3	$47.4	$71.1	$116.0
Long-term inflows	51.7	19.9	17.1	2.6	1.2	10.9
Long-term outflows	(39.5)	(23.1)	(7.9)	(2.4)	(1.1)	(5.0)
Long-term net flows	12.2	(3.2)	9.2	0.2	0.1	5.9
Net flows in Invesco PowerShares QQQ fund	1.1	1.1	—	—	—	—
Net flows in institutional money market funds	5.9	—	—	—	5.9	—
Total net flows	19.2	(2.1)	9.2	0.2	6.0	5.9
Market gains and losses/reinvestment	23.6	20.0	1.9	1.5	0.1	0.1
Acquisitions/dispositions, net	—	—	—	—	—	—
Foreign currency translation	(2.2)	(1.4)	(0.4)	(0.2)	—	(0.2)
September 30, 2016	$820.2	$365.3	$207.0	$48.9	$77.2	$121.8

Average AUM	$814.1	$364.4	$203.8	$48.4	$78.1	$119.4

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
June 30, 2016	$779.6	$512.5	$23.1	$93.8	$72.8	$77.4
Long-term inflows	51.7	32.5	0.8	4.1	6.0	8.3
Long-term outflows	(39.5)	(24.5)	(1.0)	(3.6)	(6.3)	(4.1)
Long-term net flows	12.2	8.0	(0.2)	0.5	(0.3)	4.2
Net flows in Invesco PowerShares QQQ fund	1.1	1.1	—	—	—	—
Net flows in institutional money market funds	5.9	1.7	—	4.1	—	0.1
Total net flows	19.2	10.8	(0.2)	4.6	(0.3)	4.3
Market gains and losses/reinvestment	23.6	13.9	1.3	4.9	2.5	1.0
Acquisitions/dispositions, net	—	—	—	—	—	—
Foreign currency translation	(2.2)	—	(0.3)	(2.6)	0.5	0.2
September 30, 2016	$820.2	$537.2	$23.9	$100.7	$75.5	$82.9

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management

(in billions)	September 30, 2016		September 30, 2015		% Change
Beginning Assets	$775.6		$792.4		(2.1)%
Long-term inflows	140.3		146.1		(4.0)%
Long-term outflows	(124.9)		(133.8)		(6.7)%
Long-term net flows	15.4		12.3		25.2%
Net flows in Invesco PowerShares QQQ fund	(5.3)		(3.8)		39.5%
Net flows in institutional money market funds	11.7		(10.1)		N/A
Total net flows	21.8		(1.6)		N/A
Market gains and losses/reinvestment	31.3		(26.0)		N/A
Acquisitions/dispositions, net	(1.2)		(0.7)		71.4%
Foreign currency translation	(7.3)		(8.3)		(12.0)%
Ending Assets	$820.2		$755.8		8.5%

Average long-term AUM	$678.9		$692.2		(1.9)%
Ending long-term AUM	$711.5		$657.3		8.2%
Average AUM	$782.0		$798.4		(2.1)%

Gross revenue yield on AUM(a)	61.0	bps	65.3	bps
Gross revenue yield on AUM before performance fees(a)	60.6	bps	64.2	bps
Net revenue yield on AUM(b)	43.1	bps	46.0	bps
Net revenue yield on AUM before performance fees(b)	42.6	bps	44.7	bps

(in billions)	Total AUM	Active(e)	Passive(e)
December 31, 2015	$775.6	$636.5	$139.1
Long-term inflows	140.3	106.3	34.0
Long-term outflows	(124.9)	(97.5)	(27.4)
Long-term net flows	15.4	8.8	6.6
Net flows in Invesco PowerShares QQQ fund	(5.3)	—	(5.3)
Net flows in institutional money market funds	11.7	12.0	(0.3)
Total net flows	21.8	20.8	1.0
Market gains and losses/reinvestment	31.3	25.1	6.2
Acquisitions/dispositions, net	(1.2)	2.0	(3.2)
Foreign currency translation	(7.3)	(7.5)	0.2
September 30, 2016	$820.2	$676.9	$143.3

Average AUM	$782.0	$648.8	$133.2
Gross revenue yield on AUM(a)	61.0bps	70.7bps	14.6bps
Net revenue yield on AUM(b)	43.1bps	49.0bps	14.6bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2015	$775.6	$514.8	$260.8
Long-term inflows	140.3	108.2	32.1
Long-term outflows	(124.9)	(102.6)	(22.3)
Long-term net flows	15.4	5.6	9.8
Net flows in Invesco PowerShares QQQ fund	(5.3)	(5.3)	—
Net flows in institutional money market funds	11.7	—	11.7
Total net flows	21.8	0.3	21.5
Market gains and losses/reinvestment	31.3	24.9	6.4
Acquisitions/dispositions, net	(1.2)	0.4	(1.6)
Foreign currency translation	(7.3)	(8.3)	1.0
September 30, 2016	$820.2	$532.1	$288.1

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
December 31, 2015	$775.6	$370.9	$187.9	$48.1	$64.6	$104.1
Long-term inflows	140.3	60.8	38.8	7.8	3.2	29.7
Long-term outflows	(124.9)	(74.7)	(24.4)	(9.0)	(2.9)	(13.9)
Long-term net flows	15.4	(13.9)	14.4	(1.2)	0.3	15.8
Net flows in Invesco PowerShares QQQ fund	(5.3)	(5.3)	—	—	—	—
Net flows in institutional money market funds	11.7	—	—	—	11.7	—
Total net flows	21.8	(19.2)	14.4	(1.2)	12.0	15.8
Market gains and losses/reinvestment	31.3	18.0	7.3	2.5	0.3	3.2
Acquisitions/dispositions, net	(1.2)	0.4	(1.1)	—	0.4	(0.9)
Foreign currency translation	(7.3)	(4.8)	(1.5)	(0.5)	(0.1)	(0.4)
September 30, 2016	$820.2	$365.3	$207.0	$48.9	$77.2	$121.8

Average AUM	$782.0	$355.3	$194.3	$47.3	$72.6	$112.5

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2015	$775.6	$510.7	$21.7	$104.2	$75.4	$63.6
Long-term inflows	140.3	84.6	2.6	11.5	18.7	22.9
Long-term outflows	(124.9)	(76.8)	(3.2)	(12.4)	(21.5)	(11.0)
Long-term net flows	15.4	7.8	(0.6)	(0.9)	(2.8)	11.9
Net flows in Invesco PowerShares QQQ fund	(5.3)	(5.3)	—	—	—	—
Net flows in institutional money market funds	11.7	5.6	0.4	3.3	—	2.4
Total net flows	21.8	8.1	(0.2)	2.4	(2.8)	14.3
Market gains and losses/reinvestment	31.3	22.1	1.2	5.6	1.5	0.9
Acquisitions/dispositions, net	(1.2)	(3.6)	—	—	—	2.4
Foreign currency translation	(7.3)	(0.1)	1.2	(11.5)	1.4	1.7
September 30, 2016	$820.2	$537.2	$23.9	$100.7	$75.5	$82.9

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(e)

(in billions)	Q3-16		Q2-16		% Change	Q3-15
Beginning Assets	$133.5		$131.1		1.8%	$141.6
Long-term inflows	11.8		12.3		(4.1)%	6.8
Long-term outflows	(7.9)		(7.8)		1.3%	(9.1)
Long-term net flows	3.9		4.5		(13.3)%	(2.3)
Net flows in Invesco PowerShares QQQ fund	1.1		(3.8)		N/A	(0.9)
Net flows in institutional money market funds	(0.1)		0.1		N/A	0.1
Total net flows	4.9		0.8		512.5%	(3.1)
Market gains and losses/reinvestment	4.9		1.5		226.7%	(6.8)
Acquisitions/dispositions, net	—		—		N/A	—
Foreign currency translation	—		0.1		(100.0)%	—
Ending Assets	$143.3		$133.5		7.3%	$131.7

Average long-term AUM	$102.2		$95.1		7.5%	$99.6
Average AUM	$141.0		$131.7		7.1%	$138.4

Gross revenue yield on AUM(a)	15.3	bps	14.6	bps		14.9	bps
Gross revenue yield on AUM before performance fees(a)	15.3	bps	14.6	bps		14.9	bps
Net revenue yield on AUM(b)	15.3	bps	14.6	bps		14.9	bps
Net revenue yield on AUM before performance fees(b)	15.3	bps	14.6	bps		14.9	bps

By channel: (in billions)	Total	Retail	Institutional
June 30, 2016	$133.5	$117.0	$16.5
Long-term inflows	11.8	10.9	0.9
Long-term outflows	(7.9)	(7.7)	(0.2)
Long-term net flows	3.9	3.2	0.7
Net flows in Invesco PowerShares QQQ fund	1.1	1.1	—
Net flows in institutional money market funds	(0.1)	—	(0.1)
Total net flows	4.9	4.3	0.6
Market gains and losses/reinvestment	4.9	4.9	—
Acquisitions/dispositions, net	—	—	—
Foreign currency translation	—	—	—
September 30, 2016	$143.3	$126.2	$17.1

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
June 30, 2016	$133.5	$84.9	$38.9	$—	$0.2	$9.5
Long-term inflows	11.8	6.9	4.1	—	—	0.8
Long-term outflows	(7.9)	(6.2)	(0.7)	—	—	(1.0)
Long-term net flows	3.9	0.7	3.4	—	—	(0.2)
Net flows in Invesco PowerShares QQQ fund	1.1	1.1	—	—	—	—
Net flows in institutional money market funds	(0.1)	—	—	—	(0.1)	—
Total net flows	4.9	1.8	3.4	—	(0.1)	(0.2)
Market gains and losses/reinvestment	4.9	4.9	0.1	—	—	(0.1)
Acquisitions/dispositions, net	—	—	—	—	—	—
Foreign currency translation	—	—	—	—	—	—
September 30, 2016	$143.3	$91.6	$42.4	$—	$0.1	$9.2

Average AUM	$141.0	$90.8	$40.7	$—	$0.1	$9.4

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(e) (continued)

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
June 30, 2016	$133.5	$128.9	$0.5	$—	$1.7	$2.4
Long-term inflows	11.8	11.6	0.1	—	0.1	—
Long-term outflows	(7.9)	(7.7)	(0.1)	—	(0.1)	—
Long-term net flows	3.9	3.9	—	—	—	—
Net flows in Invesco PowerShares QQQ fund	1.1	1.1	—	—	—	—
Net flows in institutional money market funds	(0.1)	—	—	—	—	(0.1)
Total net flows	4.9	5.0	—	—	—	(0.1)
Market gains and losses/reinvestment	4.9	4.7	—	—	0.2	—
Acquisitions/dispositions, net	—	—	—	—	—	—
Foreign currency translation	—	—	—	—	—	—
September 30, 2016	$143.3	$138.6	$0.5	$—	$1.9	$2.3

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-date Assets Under Management - Passive(e)

(in billions)	September 30, 2016		September 30, 2015		% Change
Beginning Assets	$139.1		$141.4		(1.6)%
Long-term inflows	34.0		25.7		32.3%
Long-term outflows	(27.4)		(24.0)		14.2%
Long-term net flows	6.6		1.7		288.2%
Net flows in Invesco PowerShares QQQ fund	(5.3)		(3.8)		39.5%
Net flows in institutional money market funds	(0.3)		0.1		N/A
Total net flows	1.0		(2.0)		N/A
Market gains and losses/reinvestment	6.2		(7.0)		N/A
Acquisitions/dispositions, net	(3.2)		(0.7)		357.1%
Foreign currency translation	0.2		—		N/A
Ending Assets	$143.3		$131.7		8.8%

Average long-term AUM	$95.6		$102.6		(6.8)%
Average AUM	$133.2		$141.7		(6.0)%

Gross revenue yield on AUM(a)	14.6	bps	14.5	bps
Gross revenue yield on AUM before performance fees(a)	14.6	bps	14.5	bps
Net revenue yield on AUM(b)	14.6	bps	14.5	bps
Net revenue yield on AUM before performance fees(b)	14.6	bps	14.5	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2015	$139.1	$118.7	$20.4
Long-term inflows	34.0	32.1	1.9
Long-term outflows	(27.4)	(25.6)	(1.8)
Long-term net flows	6.6	6.5	0.1
Net flows in Invesco PowerShares QQQ fund	(5.3)	(5.3)	—
Net flows in institutional money market funds	(0.3)	—	(0.3)
Total net flows	1.0	1.2	(0.2)
Market gains and losses/reinvestment	6.2	6.3	(0.1)
Acquisitions/dispositions, net	(3.2)	—	(3.2)
Foreign currency translation	0.2	—	0.2
September 30, 2016	$143.3	$126.2	$17.1

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
December 31, 2015	$139.1	91.0	38.6	—	0.4	$9.1
Long-term inflows	34.0	21.7	9.7	—	—	2.6
Long-term outflows	(27.4)	(21.0)	(4.0)	—	—	(2.4)
Long-term net flows	6.6	0.7	5.7	—	—	0.2
Net flows in Invesco PowerShares QQQ fund	(5.3)	(5.3)	—	—	—	—
Net flows in institutional money market funds	(0.3)	—	—	—	(0.3)	—
Total net flows	1.0	(4.6)	5.7	—	(0.3)	0.2
Market gains and losses/reinvestment	6.2	5.2	0.8	—	—	0.2
Acquisitions/dispositions, net	(3.2)	—	(2.7)	—	—	(0.5)
Foreign currency translation	0.2	—	—	—	—	0.2
September 30, 2016	$143.3	$91.6	$42.4	$—	$0.1	$9.2

Average AUM	$133.2	$86.3	$37.9	$—	$0.1	$8.9

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-date Assets Under Management - Passive(e) (continued)

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2015	$139.1	134.4	0.4	—	1.9	2.4
Long-term inflows	34.0	33.4	0.3	—	0.3	—
Long-term outflows	(27.4)	(26.7)	(0.2)	—	(0.5)	—
Long-term net flows	6.6	6.7	0.1	—	(0.2)	—
Net flows in Invesco PowerShares QQQ fund	(5.3)	(5.3)	—	—	—	—
Net flows in institutional money market funds	(0.3)	—	—	—	—	(0.3)
Total net flows	1.0	1.4	0.1	—	(0.2)	(0.3)
Market gains and losses/reinvestment	6.2	6.0	—	—	0.2	—
Acquisitions/dispositions, net	(3.2)	(3.2)	—	—	—	—
Foreign currency translation	0.2	—	—	—	—	0.2
September 30, 2016	$143.3	$138.6	$0.5	$—	$1.9	$2.3

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding China joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the third quarter for our JVs in China was $10.4 billion (second quarter 2016: $8.6 billion; third quarter 2015: $6.0 billion). For year to date, our share of the average AUM for our JVs in China in the nine months ended September 30, 2016 was $8.9 billion (nine months ended September 30, 2015: $6.0 billion). It is appropriate to exclude the average AUM of our China JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM.
(b)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 8 and 9 of this release for a reconciliation of operating revenues to net revenues.
(c)    The alternatives asset class includes absolute return, commodities, currencies, financial structures, global macro, long/short equity, managed futures, multi-alternatives, private capital - direct, private capital - fund of funds, private direct real estate, public real estate securities, senior secured loans and custom solutions.
(d)    Long-term AUM excludes institutional money market AUM and PowerShares QQQ AUM. Ending AUM as of September 30, 2016 includes $69.2 billion in institutional money market AUM and $39.5 billion in PowerShares QQQ AUM. Ending retail money market AUM as of September 30, 2016, included in long-term AUM, were $8.0 billion. Ending AUM as of June 30, 2016 included $63.1 billion in institutional money market AUM and $34.8 billion in PowerShares QQQ AUM. Ending AUM as of September 30, 2015 included $61.3 billion in institutional money market AUM and $37.2 billion in PowerShares QQQ AUM.
(e)    Passive AUM includes ETFs, UITs, non-fee earning leverage and other passive mandates. Active AUM are total AUM less Passive AUM.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	5%	—%	4%	5%	—%	5%
	U.S. Growth	54%	37%	37%	82%	96%	36%
	U.S. Value	—%	36%	37%	22%	54%	86%
	Sector	11%	2%	56%	11%	7%	16%
	U.K.	3%	93%	100%	3%	92%	100%
	Canadian	13%	21%	48%	13%	21%	46%
	Asian	82%	88%	91%	76%	69%	76%
	European	48%	78%	100%	54%	74%	77%
	Global	43%	53%	56%	58%	66%	80%
	Global Ex U.S. and Emerging Markets	21%	98%	99%	93%	89%	98%
Fixed Income
	Money Market	98%	64%	64%	98%	98%	98%
	U.S. Fixed Income	90%	90%	95%	82%	86%	85%
	Global Fixed Income	44%	45%	94%	15%	15%	89%
	Stable Value	100%	100%	100%	100%	100%	100%
Other
	Alternatives	62%	48%	53%	64%	11%	30%
	Balanced	56%	56%	44%	95%	89%	92%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 57%, 55%, and 55% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 71%, 68%, and 65% of total Invesco AUM, respectively, as of 9/30/2016. Peer group rankings are sourced from a widely-used third party ranking agency in each fund's market (Lipper, Morningstar, IA, Russell, Mercer, eVestment Alliance, SITCA, Value Research) and are asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Performance assumes the reinvestment of dividends. Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds, and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor's experience.